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                                                                   Exhibit 10.44


AGREEMENT OF LEASE, made as of this 6th day of January, 2003, between Dawson Holding Company having an address at 375 North Broadway, Jericho, New York 11753, party of the first part, hereinafter referred to as OWNER, and Endo Pharmaceuticals Inc., a Delaware Corporation, having an address at 100 Painters Drive, Chadds Ford, Pennsylvania 19317, party of the second part, hereinafter referred to as TENANT.

WITNESSETH: Owner hereby leases to Tenant and Tenant hereby leases from Owner the land and building known as 177 Cantiague Rock Road, Hicksville, New York 11801 for the term of Ten (10) Years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the first day of the month in which delivery of possession of the Premises occurs and to terminate on the last day of the 119th month following the month in which the delivery of possession of the Premises occurs, both dates inclusive, at an annual rental rate of One Hundred Fifty-Two Thousand Three Hundred Ninety-Seven and 00/100 Dollars ($152,397.00) during the first year of the term and thereafter as provided for in Rider B attached hereto, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

OCCUPANCY:

1. Tenant shall pay the rent as above and as hereinafter provided.

USE:

2. Tenant shall use and occupy demised premises for pharmaceutical research and development and pharmaceutical testing labs with incidental offices and warehouse provided such use is in accordance with the Certificate of Occupancy for the building, if any, and for no other purpose.

ALTERATIONS:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner's prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant at Tenant's expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines in or to the interior of the demised premises using contractors or mechanics first approved by the Owner. Tenant shall, at its expense, before making any alterations, additions or improvements obtain all permits, approval and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner. Tenant agrees to carry and will cause Tenant's contractors and sub-contractors to carry such workman's compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic's lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant's expense taking all necessary legal steps including filing such bonds as will be set by the Court to remove the mechanic's lien. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to
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relinquish Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the demised premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or removed from the premises by Owner, at Tenant's expense.

REPAIRS:

4. [Intentionally Omitted.]

WINDOW CLEANING:

5. Tenant will not clean or require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the New York State Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having asserting jurisdiction.

REQUIREMENTS OF LAW, FIRE INSURANCE, FLOOR LOADS:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times there-after, Tenant shall, at Tenant's sole cost and expense, promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, or the Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant's use or manner of use thereof, or, with respect to the building, if arising out of Tenant's use or manner of use of the demised premises or the building (including the use permitted under the lease). Except as provided in Article 30 hereof, nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization and other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. If by reason of failure to comply with the foregoing the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make-up" or rate for the building or demised premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgement, to absorb and prevent vibration, noise and annoyance.

SUBORDINATION:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument or subordination shall be required by any ground or underlying lessor or by any
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mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall execute promptly any certificate that Owner may reasonably request.

PROPERTY LOSS, DAMAGE REIMBURSEMENT, INDEMNIFICATION:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees; Owner or its agents shall not be liable for any damage caused by other tenants or persons in, upon or about said building or caused by operations in connection of any private, public or quasi-public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Landlord shall give Tenant prior reasonable written notice of any such closing, darkening or bricking up of windows. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorney's fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will at Tenant's expense, resist or defend such action or proceeding by counsel reasonably approved by Owner in writing, such approval not to be unreasonably withheld.

DESTRUCTION, FIRE AND OTHER CASUALTY:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth.

      (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable.

      (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent shall be proportionally paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner, subject to Owner's right to elect not to restore the same as hereinafter provided.

      (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Owner's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant.

      Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and
(c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of
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Tenant's salvageable inventory and movable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy.

      (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if both releasors' insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same.

      (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof. Anything contained in Article 9 to the contrary notwithstanding, if, after a fire or other casualty, Landlord shall not have substantially restored the Property to its condition existing immediately prior to such fire or other casualty within one year from the date of Landlord's receipt of the insurance proceeds therefor, Tenant, upon thirty days' prior written notice to Landlord, may elect to terminate the term of this Lease as of the thirtieth day after the date of Landlord's receipt of Tenant's notice, provided, however, if Landlord shall have substantially completed the restoration of the Property within said thirty day notice period, Tenant's termination of the term of this Lease shall be deemed null and void and of no force and effect.

EMINENT DOMAIN:

10. [Intentionally Omitted.]

ASSIGNMENT, MORTGAGE, ETC.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representatives, successors and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises, or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

ELECTRIC CURRENT:

12. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing leeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installations or interefere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

ACCESS TO PREMISES:

13. Owner or Owner's agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and

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improvements as Owner may deem necessary and reasonably desirable to any portion of the building or which Owner may elect to perform in the premises after Tenant's failure to make repairs or perform any work which Tenant is obligated to perform under this lease, or for the purpose of complying with laws, regulations and other directions of governmental authorities. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided, wherever possible, they are within walls or otherwise concealed. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective tenants and may, during said six months period, place upon the premises the usual notices "To Let" and "For Sale" which notices Tenant shall permit to remain thereon without molestation. If Tenant is not present to open and permit an entry into the premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom, Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder.

      Anything contained in this Article 13 and in paragraphs C -- 1.01 and C --
5.02 of this Lease to the contrary notwithstanding, except in the case of emergencies which immediately threaten personal injury or property damage, Landlord shall give Tenant at least five business days' prior written notice of the entry into the Premises of Landlord, its agents, employees or contractors, and the reason for such entry. Landlord, its agents, employees or contractors must be accompanied by a Tenant employee through the period of the entry into the Premises. Landlord shall have the option to seek any damages to which Landlord is entitled by law for such breach and in addition, the following fees will be assessed:

      (a)   First Tenant failure       -- $ 5,000.00;
      (b)   Second Tenant failure      -- $15,000.00;
      (c)   Third Tenant failure       -- $15,000.00;
      (d)   Fourth Tenant failure      -- $20,000.00;
      (e)   Fifth Tenant Failure       -- $25,000.00;
      (f) Sixth and subsequent Tenant failure -- increase by $10,000.00 over the previous failure.

      If Tenant fails to meet Landlord, its agents, employees or contractors in order to accompany them during such entry, then, in such event, Tenant will be in default of the Lease after Landlord serves Tenant with a five (5) days' notice to cure and Tenant shall have failed to comply with or remedy such default within or upon the expiration of said five (5) days.

      In the event of any such emergencies hereinbefore described, Landlord and emergency personnel may enter the Premises without any such prior notice to Tenant, but, if Tenant shall have furnished Landlord with the telephone number of a 24 hour contact representative, Landlord shall notify such Tenant representative as soon as is reasonably practical under such emergency situation, and Landlord shall also notify the police and/or fire department, as appropriate in the circumstances. Tenant's security personnel or other representative may accompany Landlord, its agents, employees or contractors during any entry into the Premises in an emergency situation. In the event of any entry into the Premises by Landlord, its agents, employees or contractors, Landlord shall use reasonable efforts to minimize any damage to the Premises and Tenant's property therein, and further, to minimize any interruption to the conduct of Tenant's business in the Premises.

VAULT, VAULT SPACE, AREA:

14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building,
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which Tenant may be permitted to use and/or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant, if used by Tenant, whether or not specifically leased hereunder.

OCCUPANCY:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record. If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant shall be responsible for and shall procure and maintain such license or permit. Anything contained in this
Article 15 to the contrary notwithstanding, any violations existing on the Premises or Property as of the date of this Lease shall be the responsibility of Landlord.

BANKRUPTCY:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this
Article 16 shall be applicable only to the party then owning Tenant's interest in this lease.

      (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rental reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be relet by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

DEFAULT:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease "other than the covenants for the payment of rent or additional rent; or if the demised premises becomes vacant or deserted or if this lease be rejected under
Section 235 of Title 11 of the U.S. Code (bankruptcy code)"; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if Tenant shall make default with respect to any other lease between Owner and Tenant; or if Tenant shall have failed, after thirty (30) days written notice, to redeposit with Owner any portion of the security deposited hereunder which Owner has applied to the payment of any rent and additional rent due and payable hereunder or failed to move into or take possession of the premises within fifteen (15) days after the commencement of the term of this lease, of which fact Owner shall be the sole judge; then in any one or more of such events, upon Owner serving a written thirty (30) days notice upon Tenant specifying the nature of said default and upon the expiration of said thirty (30) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said thirty (30) day period, and if Tenant shall not have diligently commenced during such default within such thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written three (3) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said three (3) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such three (3) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

      (2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

REMEDIES OF OWNER AND WAIVER OF REDEMPTION:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (a) the rent, and additional rent, shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease (in an effort to re-let the Premises, Landlord shall advertise the availability of the Premises and list same with real estate brokers), (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and or covenanted to be paid and the net amount, if any, of the rents collected on account of the subsequent lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, attorneys' fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner's reasonable judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as a foresaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws.

FEES AND EXPENSES:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant's part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to attorney's fees, in instituting, prosecuting or defending any action or proceedings, then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant's default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within thirty days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner as damages.

BUILDING ALTERATIONS AND MANAGEMENT:

22. [Intentionally Omitted.]

NO REPRESENTATIONS BY OWNER:

21. Neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the demised premises or the building except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same "as is" on the date possession is tendered and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract and riders which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

END OF TERM:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property from the demised premises. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

QUIET ENJOYMENT:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 34 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

FAILURE TO HAVE POSSESSION:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or if Owner has not completed any work required to be performed by Owner, or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete any work required) until after Owner shall have given Tenant notice that the premises are substantially ready for Tenant's occupancy. If permission is given to Tenant to enter into the possession of the demised premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease, except as to the covenant to pay rent. The provisions of this article are intended to constitute "an express provision to the contrary" within the meaning of Section 223-a of the New York Real Property Law.

NO WAIVER:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. All checks tendered to Owner as and for the rent of the demised premises shall be deemed payments for the account of Tenant. Acceptance by Owner of rent from anyone other than Tenant shall not be deemed to operate as an attornment to the Owner by the payor of such rent or as a consent by Owner to an assignment or subletting by Tenant of the demised premises to such payor, or as a modification of the provisions of this lease. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

WAIVER OF TRIAL BY JURY:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding except, however, for any such counterclaims that Tenant, by law, is compelled to interpose at such time.

INABILITY TO PERFORM:

27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever beyond Owner's sole control including, but not limited to, government preemption in connection with a National Emergency or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. The provisions of this Article 27 shall be mutually applicable to both Landlord and Tenant, except, however, the provisions of this Article 27 shall not apply in situations regarding the payment of funds by one party to the other.

BILLS AND NOTICES:

28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail or by nationally recognized overnight courier service, next business day service, addressed to Tenant at the address provided in paragraph A-1.12(b) hereof, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

WATER CHARGES:

29. If Tenant requires, uses or consumes water for any purpose in addition to ordinary lavatory purposes (of which fact Tenant constitutes Owner to be the sole judge) Owner may install a water meter and thereby measure Tenant's water consumption for all purposes. Tenant shall pay Owner for the cost of the meter and the cost of the installation, thereof and throughout the duration of Tenant's occupancy Tenant shall keep said meter and installation equipment in good working order and repair at Tenant's own cost and expense in default of which Owner may cause such meter and equipment to be replaced or repaired and collect the cost thereof from Tenant, as additional rent. Tenant agrees to pay for water consumed, as shown on said meter as and when bills are rendered, and on default in making such payment Owner may pay such charges and collect the same from Tenant, as additional rent. Tenant covenants and agrees to pay, as additional rent, the sewer rent, charge or any other tax, rent, levy or charge which now or hereafter is assessed, imposed or a lien upon the demised premises or the realty of which they are part pursuant to law, order or regulation made or issued in connection with the use, consumption, maintenance or supply of water, water system or sewage or sewage connection or system. Independently of and in addition to any of the remedies reserved to Owner hereinabove or elsewhere in this lease, Owner may sue for and collect any monies to be paid by Tenant or paid by Owner for any of the reasons or purposes hereinabove set forth.

SPRINKLERS:

30. Anything elsewhere in this lease to the contrary notwithstanding, if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official of the federal, state or city government recommend or require the installation of a sprinkler system or that any changes, modifications, alterations, or additional sprinkler heads or other equipment be made or supplied in an existing sprinkler system by reason of Tenant's business, or the location of partitions, trade fixtures, or other contents of the demised premises, or for any other reason, or if any such sprinkler system installations, modifications, alterations, additional sprinkler heads or other such equipment, become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate set by any said Exchange or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make such sprinkler system installations, changes, modifications, alterations, and supply additional sprinkler heads or other equipment as required whether the work involved shall be structural or non-structural in nature. Tenant shall pay to Owner as additional rent the sum of 100%, on the first day of each month during the term of this lease, as Tenant's portion of the contract price for sprinkler supervisory service.

ELEVATORS, HEAT, CLEANING:

31. Tenant shall, at Tenant's expense, keep the demised premises, including the windows, clean and in order, to the satisfaction of Owner. Tenant shall pay to Owner the cost of removal of any of Tenant's refuse and rubbish from the building. Bills for the same shall be rendered by Owner to Tenant at such time as Owner may elect and shall be due and payable hereunder, and the amount of such bills shall be deemed to be, and be paid as, additional rent. Tenant shall, however, have the opinion of independently contracting for the removal of such rubbish and refuse in the event that Tenant does not wish to have same done by employees of Owner. Under such circumstances, however, the removal of such refuse and rubbish by others shall be subject to such rules and regulations as, in the judgment of Owner, are necessary for the proper operation of the building. Owner reserves the right to stop service of the heating, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements or improvements, in the judgment of Owner desirable or necessary to be made, until said repairs, alterations, replacements or improvements shall have been completed.

SECURITY:

32. Tenant has deposited with Owner, the sum of $37,536.10 as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which [T]enant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

CAPTIONS:

33. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provision thereof.

DEFINITIONS:

34. The term "Owner" as used in this lease mans only the owner of the fee or of the leasehold of the building, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner hereunder. The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning. The term "rent" includes the annual rental rate whether so-expressed or expressed in monthly installments, and "additional rent." "Additional rent" means all sums which shall be due to new Owner from Tenant under this lease, in addition to the annual rental rate. The term "business days" as used in this lease, shall exclude Saturdays (except such portion thereof as is covered by specific hours in Article 31 hereof), Sundays and all days observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

ADJACENT EXCAVATION -- SHORING:

35. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

RULES AND REGULATIONS:

36. Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations annexed hereto.

GLASS:

37. Tenant shall replace, at the expense of the Tenant, any and all plate and other glass damaged or broken from any cause whatsoever in and about the demised premises. Tenant shall insure, and keep insured, at Tenant's expense, all plate and other glass in the demised premises.

ESTOPPEL CERTIFICATE:

38. Tenant, at any time, and from time to time, upon at least 10 business days prior written notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

DIRECTORY BOARD LISTING:

39. If, at the request of and as accommodation to Tenant, Owner shall place upon the directory board in the lobby of the building, one or more names of persons other than Tenant, such directory board listing shall not be construed as the consent by Owner to an assignment or subletting by Tenant to such person or persons.

SUCCESSORS AND ASSIGNS:

40. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

        SEE RIDERS ANNEXED HERETO CONTAINING ADDITIONAL LEASE PARAGRAPHS.

      In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

                                       DAWSON HOLDING COMPANY
                                       BY:  DAWSON HOLDING GENERAL CORP.


Witness for Owner:                     BY: /s/Jerry Speigel
                                           ------------------
                                           Jerry Spiegel, President
/s/ Harry Szenicer


                                       ENDO PHARMACEUTICALS INC.

Witness for Owner:                     BY: /s/ Mariann T. MacDonald
                                           ------------------------
                                           Executive Vice President, Operations
/s/ Tanya L. Edmonds

                             IMPORTANT - PLEASE READ

  RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE
                                WITH ARTICLE 36.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building; and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the buildings by reason of noise, odors, and or vibrations, or interfere in any way, with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5.    [Intentionally Omitted.]

6.    [Intentionally Omitted.]

7.    [Intentionally Omitted.]

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors.

9.    [Intentionally Omitted.]

10.   [Intentionally Omitted.]

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a loft building, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12.   [Intentionally Omitted.]

13.   [Intentionally Omitted.]

                                     RIDER A

                        Provisions Of General Application

                         Tenant I.D.# 004-065-0177-0005

ARTICLE A-1. DEFINITIONS

      The following terms placed within quotations are used throughout this Lease with the respective definitions set forth below:

      A-1.01 Intentionally Omitted.

      A-1.02 "Building" shall mean any building of which the Premises known as 177 Cantiague Rock Road, Hicksville, New York are a part or which is included in its entirety in the Premises.

      A-1.03 "Daily Late Charge" shall mean the daily sum of $25.00 and increased annually at the same percentage increase as Minimum Rent shall increase.

      A-1.04 "Minimum Rent", "Fixed Rent", or "Fixed Minimum Rent" shall mean the annual rent specified in the preamble to this Lease, as increased in accordance with Article B-1.

      A-1.05 "Landlord", "Owner" and "Lessor" are used inter-changeably in this Lease and shall all have the meaning given "Owner" in the printed form portion of this Lease.

      A-1.06 Intentionally Omitted.

      A-1.07 (a) "Minimum Insurance Coverage" shall mean the limits designated below for the corresponding types of insurance:

      Insurance Limit         (All limits specified herein are subject to change
                              by Landlord if the underlying limit of Landlord's blanket policy shall increase.)

      General Liability       $2,000,000.00 annual aggregate, $1,000,000.00 per
                              occurrence, written on an industry standard form and a $5,000,000 Umbrella per occurrence and aggregate.

      Contents                Full Replacement Value Coverage

            (b) "Monthly Insurance Payment" shall mean the monthly sum of $513.08, or such increased or decreased amount which shall result from any recomputation thereof under Section A-5.02.

      A-1.08 "Monthly Tax Payment" shall mean the monthly sum of $5,455.22, or such increased or decreased amount which shall result from any recomputation thereof under Section A-4.02.

      A-1.09 "Monthly Water Charge" shall mean the monthly sum as reported by the quarterly bills under Section C-2.02.

      A-1.10 "Premises" and "Demised Premises" are used inter- changeably in this Lease and mean the property leased to Tenant as described in the preamble to this Lease.

      A-1.11 "Property" shall mean the entire real estate of which the Premises are a part, including, without limitation, all land, buildings, parking facilities (existing or hereafter acquired, whether or not the same are contiguous to the Building) and the Premises.

      A-1.12 (a) "Principals of Tenant" shall mean all persons and/or entities who own, directly or indirectly, ten percent or more of the beneficial ownership of Tenant, whose names, titles, addresses and home telephone numbers are set forth below:

                                                                      Business
       Name and Title                       Address                  Telephone
       --------------                       -------                  ---------
Ms. Caroline B. Manogue         c/o Endo Pharmaceuticals            610-558-9800
   Sr. Vice President           Holding, Inc.
                                100 Painters Drive
                                Chadds Ford, PA 19315

            (b) Tenant designates the following individual(s) as the person(s) to whom all notices, communications and correspondence pertaining to this Lease should be directed:

                                                                     Business
       Name and Title                     Home Address               Telephone
       --------------                     ------------               ---------
Ms Caroline B. Manogue          c/o Endo Pharmaceuticals            610-558-9800
   Sr. Vice President           Holding, Inc.
                                100 Painters Drive
                                Chadds Ford, PA 19315

      Landlord, shall direct any notice to Tenant under this Lease to the address and to the attention of the individual named in this Section A-1.12. If more than one individual is enumerated above, Landlord's service of notice upon any one or more of them shall satisfy Landlord's notice obligations under this Lease.

      A-1.13 "Rent" shall mean all amounts payable by Tenant under this Lease, including, without limitation, all Minimum Rent, real estate tax payments, insurance payments and utility, maintenance and late charges.

      A-1.14 "Rent Commencement Date" shall mean 30 days after delivery of possession of the Premises to the Tenant. In the event the Rent Commencement Date is other than the first day of a calendar month, then the Rent for the partial calendar month at the beginning of the Term shall be prorated and paid on the Rent Commencement Date.

      A-1.15 "Rentable Square Footage" shall mean approximately 24,190 square feet, and is subject to adjustment by Landlord.

      A-1.16 "Taxes" shall mean any and all taxes, assessments, sewer and water rents, rates and charges, license fees, impositions, liens, fees, interest, penalties and all other municipal and governmental charges of any nature whatsoever (except only inheritance and estate taxes and income taxes), whether general or special, ordinary or extraordinary, foreseen or unforeseen, which may presently or in the future become due or payable or which may be levied, assessed or imposed by any taxing authority on or with respect to all or any part of the Property, or upon the estate or interest of Landlord in the Property or any part thereof, including, without limitation, all taxes and assessments for improving any streets, alleys, sidewalks, sidewalk vaults and alley vaults, if any.

      A-1.17 "Tenant" and "Lessee" are used interchangeably in this Lease and shall be deemed to mean the person or entity described in the preamble to this Lease as having leased the Premises from Landlord, and any permitted successor to Tenant's interest hereunder.

      A-1.18 "Tenant's Proportionate Share" shall mean 100 percent.

      A-1.19 Tenant's federal taxpayer identification number is 52-2035829.

      A-1.20 "Term" shall mean the period for which Tenant shall have leased the Premises from Landlord hereunder as stated in the preamble to this Lease.

ARTICLE A-2. RENT

      A-2.01 Tenant's obligation to pay the Minimum Rent shall begin on the Rent Commencement Date. All other items of Rent, including the Monthly Water Charge, the Monthly Tax Payment and the Monthly Insurance Payment, shall commence on the delivery of possession of the Premises to Tenant. Tenant acknowledges delivery of possession by its acceptance of keys from Landlord.

      Landlord may apply any payment by Tenant of Rent hereunder against any item(s), or portion(s) thereof, of Rent then remaining unpaid and any designation by Tenant as to the application of amounts paid by Tenant under this Lease shall not bind Landlord in any manner whatsoever.

      A-2.02 If Tenant shall fail to pay Rent, in whole or in part, on or before the fifth day of any month during which the same shall become due, Tenant shall pay Landlord late charges computed by multiplying the Daily Late Charge by the number of days from the first day of such month through the date on which Tenant pays such Rent in full. Tenant shall become liable for the payment of separate late charges for each amount of Rent which remains unpaid. All late charges shall be deemed Rent and be payable by Tenant as they accrue, and Landlord shall have all rights with respect to the non-payment of late charges as Landlord has with respect to the non-payment of all other Rent due hereunder. Landlord's demand for and collection of late charges shall not be deemed a waiver of any remedies that Landlord may have under this Lease by summary proceedings or otherwise. Rent shall be deemed received (a) when delivered to Landlord, if Tenant's representative shall personally deliver the same to Landlord's office, or (b) on the date of the official U. S. Postal Service postmark stamped on the envelope in which the Rent is enclosed, if Tenant shall mail the same to Landlord.

      A-2.03 If Tenant shall fail to vacate and surrender the Premises on the last day of the Term, Tenant, at Landlord's option, shall be deemed a month-to-month tenant and shall pay Landlord monthly rent at a rate equal to 200% of the Rent payable during the last month of the Term, subject to all of the other terms of this Lease insofar as they apply to a month-to-month tenancy. The application of this Section shall under no circumstances be deemed to establish a month-to-month or other form of tenancy in favor of Tenant.

      A-2.04 If Landlord shall institute summary proceedings for the non-payment of Rent and/or a holdover proceeding, Tenant shall pay Landlord's attorneys' fees to the extent Landlord is ultimately successful in such proceedings, as so determined by the judge. Such fee shall be deemed Rent and Landlord, at its option, may include such amount in said proceedings as an unpaid item.

      A-2.05 Landlord's acceptance of Rent from any person or entity other than Tenant shall not be deemed to establish a tenancy of any nature with such party unless Landlord shall so elect in writing, nor shall the same relieve Tenant from any of its obligations under this Lease.

ARTICLE A-3. INDEMNIFICATION

      A-3.01 Tenant agrees to indemnify and hold harmless Landlord from and against any loss, cost, liability and expense of any nature whatsoever, including reasonable attorneys' fees and disbursements, which may arise in connection with Tenant's failure to surrender the Premises upon the expiration of the Term, including any claims by any succeeding tenant.

ARTICLE A-4.  REAL ESTATE TAXES AND ASSESSMENTS

      A-4.01 Tenant shall pay as Rent during each year of the Term in accordance with Section 4.02 Tenant's Proportionate Share of all Taxes.

      A-4.02 Tenant shall pay on the first day of each and every month during the first year of the Term, in advance, the Monthly Tax Payment. If at the end of the first lease year of the Term the total tax payments made by Tenant shall be less than the actual Taxes payable hereunder by Tenant for said year, Tenant shall pay the deficiency to Landlord upon demand. If such payments shall exceed the said actual Taxes, the excess shall be credited toward the Monthly Tax Payment next coming due. At the end of the first lease year of the Term, Landlord shall recompute the Monthly Tax Payment required to be made by Tenant during the second lease year of the term, said payments to be one-twelfth (l/l2) of the total amount of the Taxes Tenant was required to pay during the first lease year of the Term.

      A like procedure shall be followed for each succeeding lease year. Notwithstanding the foregoing, if at any time during any lease year Landlord shall determine that the Monthly Tax Payment will be insufficient to pay the Taxes as they come due, Landlord may, at its election, require Tenant to pay the amount of the deficiency in one payment or increase the Monthly Tax Payment.

      In lieu of Landlord requiring Tenant to pay Taxes in the manner hereinabove set forth, Landlord may elect to require Tenant to pay Landlord Taxes within thirty days after Landlord shall deliver to Tenant a demand thereof. Each such notice shall be accompanied by a copy of the appropriate tax bill.

      A-4.03 Landlord's failure to deliver to Tenant a statement showing Tenant's liability for additional Taxes for any year during the Term under Section A-4.02 above shall neither prejudice nor waive Landlord's right to deliver any such statement for any subsequent year or include in said statement an amount of Rent due from Tenant for any increase in Taxes during a previous year in which Landlord did not provide Tenant with any such statement. Landlord shall present Tenant with a then current tax bill annually. Tenant's obligation to pay Rent under Section A-4.02 with respect to the last year of the Term shall survive the expiration of the Term.

      A-4.04 Tenant shall in all events pay the full amount of any increases in Taxes which may result from any improvements made by or on behalf of Tenant. Taxes shall be apportioned at the commencement and expiration of the Term.

ARTICLE A-5. INSURANCE

      A-5.01 Landlord shall obtain and maintain a blanket "all-risk" property insurance policy ("Landlord's Policy") which covers the Property and improvements owned from time to time by Landlord and all Rent due under all lease agreements pertaining to such Property and improvements. Landlord's Policy will provide protection against all risks and hazards, including, without limitation, fire, vandalism, malicious mischief, sprinkler leakage, boilers and machinery and extended coverage type perils and general liability, personal and bodily injury and property damage. Landlord's Policy provides full replacement coverage, as the same may determined from time to time. Landlord's property insurance policy shall include a waiver of the insurer's right of subrogation against Tenant.

      Tenant shall pay as Rent in accordance with Section 5.02 Tenant's Proportionate Share of the property premiums under Landlord's Policy. Landlord shall use commercially reasonable efforts to obtain such insurance coverage at rates comparable to those rates then being paid by landlords of comparable properties in Nassau and Suffolk counties with comparable use and occupancy as provided herein.

      Tenant acknowledges that Landlord's Policy is solely the property of Landlord, and that all rights and benefits thereunder shall accrue exclusively to Landlord or its designee. Further, Tenant agrees that it acquires no rights of any nature with respect to Landlord's Policy and the benefits and rights thereunder, whether by virtue of any theory of constructive trust or otherwise.

      A-5.02 (a) Tenant shall pay on the first day of each and every month during the first year of the Term, in advance, the Monthly Insurance Payment. If at the end of the first lease year of the Term the total of such insurance payments made by Tenant shall be less than the total actual amount of insurance payable under Article A-5 by Tenant for said year, Tenant shall pay the deficiency to Landlord upon demand. If such payments shall exceed said total actual amount of insurance, the excess shall be credited toward the Monthly Insurance Payment next coming due. At the end of the first lease year of the Term, Landlord shall recompute the Monthly Insurance Payment required to be made by Tenant during the second lease year of the Term, said payments to be one-twelfth (1/l2) of the total actual amount of property insurance premiums which Tenant was required to pay under Article A-5 during the first lease year of the Term. A like procedure shall be followed for each succeeding lease year. Notwithstanding the foregoing, if at any time during any lease year Landlord shall determine that the Monthly Insurance Payment will be insufficient to pay Tenant's share of the property insurance premiums as they come due, Landlord may, at its election, require Tenant to pay the amount of the deficiency in one payment or increase the Monthly Insurance Payment. Insurance payments under this Section shall be apportioned at the commencement and expiration of the Term.

      (b) Landlord's failure to deliver to Tenant a statement showing Tenant's liability for additional insurance premiums for any year during the Term under Section A-5.02 shall neither prejudice nor waive Landlord's right to deliver any such statement for any subsequent year or include in said statement an amount of Rent due from Tenant for any increase in insurance premiums during a previous year in which Landlord did not provide Tenant with any such statement. Upon Tenant's prior written request, Landlord shall furnish Tenant with an annual statement of Tenant's liability for additional insurance premiums. Tenant's obligation to pay Rent under Section A-5.02 with respect to the last year of the Term shall survive the expiration of the Term.

      A-5.03 Tenant shall obtain and maintain in full force and effect during the Term (a) General Liability Insurance on an occurrence basis written on a Commercial General Liability Basis, including Premises/Operations, Products/Completed Operations Liability, Legal Liability (with a sublimit of $300,000), covering occurrences in or about the Premises, (b) a Plate Glass Policy covering all plate glass in and about the Premises, if any, and (c) insurance against loss of or damage to Tenant's property and fixtures on or about the Premises by fire and such other risks and hazards as are insurable under the latest available standard form of policy for "all-risk" property insurance, providing full replacement value coverage. All such insurance shall be written with limits not less than the Minimum Insurance Coverage or any increased limits Landlord may from time to time reasonably require. All policies shall be written as primary coverage, not contributing with, nor in excess of, coverage that Landlord may carry.

      A-5.04 (a) ON OR BEFORE THE DATE TENANT IS GIVEN KEYS TO THE PREMISES, Tenant shall deliver to Landlord certificates for the insurance specified in Section A-5.03, together with proof of payment of the premium for the same; all certificates required to be delivered to Landlord under this Lease as provided above and thereafter from time to time for the insurance specified in (a) and
(b) of Section A-5.03 shall name Landlord as an additional insured. There shall not be any cancellations or revisions of such policies without Tenant giving Landlord thirty (30) days prior written notice. Tenant shall renew or replace the same and shall deliver to Landlord certificates for all such renewals and replacements, at least thirty days before such policies, or any renewal or replacement policies, expire. All such insurance shall be issued by insurance companies having a Best's rating of at least A-/X and licensed to do business in the State of New York and authorized to issue such policies. If Tenant shall fail to procure, place and/or maintain any such insurance and/or pay any and all premiums and charges therefor, Landlord, upon at least ten (10) business days' prior written notice to Tenant, may (but shall not be obligated to) do so and in such event Tenant shall pay the amount thereof, plus an administrative charge equal to five percent of such amount, as Rent to Landlord on demand.

      (b) ON OR BEFORE THE DATE TENANT IS GIVEN KEYS TO THE PREMISES, Landlord shall deliver to Tenant certificates for the insurance specified in Section A -- 5.01, together with proof of payment of the premium for the same; all certificates required to be delivered to Tenant under this Lease as provided above and thereafter from time to time for the insurance specified in Section A -- 5.01 shall name Tenant as an additional insured. There shall not be any cancellations or revisions of such policies without Landlord giving Tenant thirty (30) days prior written notice. Landlord shall renew or replace the same and shall deliver to Tenant certificates for all such renewals and replacements, at least thirty

(30) days before such policies, or any renewal or replacement policies expire. All such insurance shall be issued by insurance companies having a Best's rating of at least A-/X and licensed to do business in the State of New York and authorized to issue such policies. If Landlord shall fail to procure, place and/or maintain any such insurance and/or pay any and all premiums and charges therefor, Tenant, upon at least ten (10) business days' prior written notice to Landlord, may (but shall not be obligated to) do so and in such event Landlord shall pay the amount thereof, plus an administrative charge equal to five (5%) percent of such amount to Tenant on demand.

      A-5.05 Tenant shall have included in each policy of insurance it is required to obtain and maintain under this Lease, a waiver of the insurer's right of subrogation against Landlord for any property insurance.

      A-5.06 INTENTIONALLY OMITTED.

      A-5.07 INTENTIONALLY OMITTED.

      A-5.08 In the event of any loss or damage, which directly affects Landlord, in or about the Premises which constitutes a loss, damage, casualty or other occurrence covered by insurance maintained by Tenant under this Lease or Landlord under Section A-5.01, Tenant immediately shall give Landlord notice of such loss or damage by certified mail, return receipt requested.

ARTICLE A-6. ALTERATIONS: REMOVAL BY TENANT

      A-6.01 All alterations to the Premises of any nature whatsoever ("Alterations") are subject to Article 3 of this Lease and the following requirements:

            (a) Prior to the commencement of any Alterations, Tenant shall submit to Landlord, for Landlord's written approval, plans and specifications (to be prepared by and at the expense of Tenant) showing the proposed Alterations in detail satisfactory to Landlord. Landlord shall review, and if appropriate approve, any plans and specifications for alterations submitted by Tenant within fifteen (15) business days of Landlord's receipt thereof. No Alterations shall begin until Landlord shall have approved such plans and specifications, in writing, and Tenant shall have delivered to Landlord certificates for all insurance Tenant is required to maintain under this Lease in connection with making Alterations. Anything contained herein to the contrary notwithstanding, Landlord's approval shall not be required for any alteration which does not affect the exterior or structural elements of the Building (including the plumbing, electrical, mechanical or HVAC systems thereof), provided the cost of any such alteration does not exceed $15,000. If the alteration cost exceeds $15,000, Landlord's approval shall not be unreasonably withheld. Nevertheless, plans and specifications for all Alterations, excluding decorative alterations, shall be submitted to Landlord at least ten (10) business days prior to Tenant's commencement of any Alteration. Tenant shall make all approved Alterations at its own expense, in accordance with the plans and specifications therefor approved by Landlord and then only by contractors and mechanics approved by Landlord, which approval shall not be unreasonably withheld. No amendments or additions shall be made to any plans and specifications for Alterations approved by Landlord without Landlord's prior written consent;

            (b) The Alterations will not result in a violation of or require a change in any certificate of occupancy covering the Premises or the Building;

            (c) The character, outside appearance, usefulness and/or rentability of the Premises or the Property or any part thereof, shall not be affected, and such Alterations shall not, in the sole opinion of Landlord, weaken or impair (temporarily or permanently) the structure or lessen the value of the Building, either during the making of such Alterations or upon their completion;

            (d) Other than landscaping and the installation of Tenant's equipment between two loading dock ramps (subject to Landlord's approval, which shall not be unreasonably withheld), no part of the Property other than the Premises shall be physically affected. Without limiting the generality of the foregoing, Tenant shall not, without Landlord's specific prior written consent, cause to be made, constructed, erected, installed or otherwise placed through, on or about the exterior walls or the roof of the Building any holes, vents, windows, fans, pipes, ducts, doors, machinery, equipment, appliances (including, without limitation, air conditioning unit(s)), television or radio antenna or other tangible objects of any nature whatsoever;

            (e) The proper functioning of the Building's equipment, in the sole opinion of Landlord, shall not be adversely affected;

            (f) Upon completion of any Alterations (excluding mere decorations), Tenant shall deliver to Landlord a copy of "as-built" plans for such Alterations;

            (g) Tenant shall not perform Alterations in any manner which for any reason whatsoever would, in Landlord's reasonable opinion, interfere or conflict with work being performed by contractors or laborers then engaged in the Building or would in any way disturb the management, operation or maintenance of the Building or any part thereof;

            (h) No approval by Landlord of Alterations to be made by Tenant shall in any way be deemed to be an agreement by Landlord that such Alterations comply with applicable legal or insurance carrier requirements. Notice is hereby given that Landlord shall not be liable for any labor or materials furnished to Tenant, and that no mechanic's or other lien for such labor or materials shall attach to or affect any interest of Landlord;

            (i) Throughout the performance of Tenant's Alterations, Tenant, at its expense, shall carry, or cause to be carried by Tenant's contractors and subcontractors all insurance, including without limitation, that required by Articles A-l.07 and A-5.03 of this Lease or as otherwise may be required by law. Tenant shall furnish Landlord with copies of the insurance policies required hereunder or certificates thereof that such insurance is in effect at or before the commencement of Alterations and, on request, at reasonable intervals thereafter during the continuance of Alterations;

            (j) In connection with all work to be performed in and for the Demised Premises, Tenant shall file all drawings, plans and specifications, pay all fees and obtain all permits and applications from the Building Department, the Department of Labor and any other authorities having jurisdiction; and Tenant shall obtain a Certificate of Occupancy and all other approvals required for Tenant to use and occupy the Demised Premises and to open for business to the public. If Tenant shall delay in obtaining a Certificate of Occupancy for the Demised Premises, Landlord, at Tenant's cost and expense, may attempt to obtain such Certificate of Occupancy and Tenant shall cooperate with Landlord (including the signing of any necessary forms or applications) in connection with such efforts. Tenant shall reimburse Landlord, as additional rent, for any costs incurred in obtaining such Certificate of Occupancy.

            (k) Tenant shall submit its requirements for any and all Tenant work to Landlord and Landlord shall submit a written proposal to Tenant to have Landlord's agent or contractor perform the work at Tenant's cost as outlined. Tenant may obtain proposals from other contractors. Any work that Tenant authorizes the Landlord or Landlord's agent to perform will be at the sole cost and expense of the Tenant.

      A-6.02 Pursuant to Article 3 of this Lease, Landlord hereby elects to require Tenant to remove its installations and fixtures, in their entirety, in the Premises prior to the expiration of this Lease, at Tenant's sole expense. The foregoing election is not irrevocable. Landlord reserves the right at any time and from time to time by notice to Tenant to void the same and assume the ownership of Tenant's installations and fixtures (excluding any Tenant equipment, laboratory or otherwise, and Tenant's furniture, all of which shall be removed by Tenant upon the expiration or sooner termination of the term of this Lease, and Tenant shall repair any damage to the Property caused by such removal) in accordance with Article 3 hereof, or reinstitute said election. Any election made hereunder by Landlord shall apply to particular systems installed by Tenant in their entirety and not as to individual components of any such systems.

ARTICLE A-7. ACCEPTANCE AND OCCUPANCY OF THE PREMISES

      A-7.01 Landlord makes no representations as to the condition of the Premises. Tenant represents that it has inspected the Premises and agrees to accept the same "as is" except for the substantial completion of Landlord's Work.

      A-7.02 The taking of occupancy of the whole or any part of the Premises by Tenant shall be conclusive evidence, as against Tenant, that Tenant accepts possession of the same and that the Premises so occupied and the Property were in good and satisfactory condition at the time such occupancy was so taken and that the Premises were substantially as shown on Exhibit A, if any.

      A-7.03 Landlord shall not be required to provide Tenant with possession of or keys to the Premises until Tenant shall have delivered to Landlord certificates of insurance as required under Section A-5.03 of this Lease. Landlord's refusal to grant Tenant occupancy of the Premises in accordance with the foregoing shall not be a defense of Tenant against its obligation to pay Rent.

ARTICLE A-8. SECURITY DEPOSIT

      A-8.01 Landlord shall deposit all security under this Lease in an interest bearing account. All interest earned on the security hereunder (less Landlord's administration fee under Section A-8.02) shall be added to the then existing security and constitute additional security and be disposed of in the manner set forth in the Article of this Lease captioned "Security". Tenant's rights under this Lease to its security deposit may not be assigned, transferred, pledged, mortgaged or otherwise encumbered by Tenant, and any attempt by Tenant to do so shall be void and of no effect.

      A-8.02 Landlord shall retain an annual administration fee with respect to the security under this lease equal to one (l%) per cent per annum upon the security money so deposited. If the annual administration fee payable to Landlord hereunder at any time exceeds the amount permissible under applicable laws or if the fee is less then the amount permissible under applicable law, then such fee shall be the amount legally prescribed.

      A-8.03 If at any time or times during the Term the amount of security (excluding any portion thereof which shall be accrued interest) then held by Landlord shall be less than two months' installments of Minimum Rent, Taxes and, if Tenant is required to pay insurance in monthly installments, insurance, all at the then current rates hereunder, whether due to an increase in Rent or Landlord's application of all or part of the security in accordance with this Lease, Tenant shall deposit with Landlord an additional sum so that the security on deposit with Landlord shall then equal such two months' installments in the aggregate.

      Tenant shall make such payment no later than the payment due date of any increase in Rent, or, in the case of Landlord's application of security as aforesaid, within thirty (30) days after Landlord's demand. Landlord shall have the same rights and remedies in the event of Tenant's failure to deposit with Landlord any security required under this Lease as Landlord has with respect to the non-payment of any other items of Rent.

      A-8.04 Intentionally Omitted

      A-8.05 At no time shall security, or any part thereof, be permitted to be used by Tenant toward the payment of its Rent or other obligations under this Lease.

ARTICLE A-9. BROKERAGE

      A-9.01 Landlord and Tenant each represent to the other that it had no dealings or negotiations of any nature with any broker or agent other than Spiegel Associates and Insigna/ESG, Inc. ("Broker") in connection with the negotiation and /or consummation of this Lease. Landlord agrees to pay the commission due Broker in accordance with a separate agreement, and Tenant agrees to indemnify Landlord against all claims, liabilities and expenses (including, without limitation, reasonable attorney's fees and disbursements) arising out of any inaccuracy or alleged inaccuracy of Tenant's representation above. Further if Tenant vacates or is evicted from the Premises or otherwise ceases doing business in the Premises prior to the expiration of the full Term, so long as the same is not due to any material default by Landlord under this Lease, Tenant shall reimburse Landlord for that portion of the aforementioned brokerage commission which shall be allocable to the unexpired portion of the Term. Such amount shall be computed in the same manner as was the commission, including, without limitation, if applicable, the use of different percentage rates for various periods during the Term.

ARTICLE A-10. INTENTIONALLY OMITTED

ARTICLE A-11. NOXIOUS ODORS, NOISE, ETC.

      A-11.01 Tenant shall not permit any unusual, excessive or noxious noise, vibration, odor or other annoying condition to emanate from the Premises. Within thirty days of Landlord's notice to Tenant, Tenant shall install or institute, at its sole cost and expense, control devices or procedures to eliminate such condition(s). Tenant's failure to install such control devices or procedures within such thirty day period shall be deemed a material default of a substantial obligation of Tenant.

ARTICLE A-12. EASEMENTS; RESERVATION OF RIGHTS

      A-12.01 Landlord reserves the right to create and grant on or about the Premises utility easements in the form required by any utility company, whether public or private, in order to furnish utility services to the Premises or to any other premises.

      A-12.02 Unless the Premises constitute the entire Building, Landlord reserves the right to place in, under, over or through the Premises pipes, wires, lines and facilities serving other areas of the Property, provided that Landlord shall only do so in a manner which does not unreasonably interfere with Tenant's conduct of its business in the Premises.

ARTICLE A-13. NON-LIABILITY AND INDEMNIFICATION

      A-13.01 Neither Landlord nor Landlord's principals, officers, directors, agents or employees (individually and collectively, the "Landlord Group") shall be liable to Tenant, its principals, officers, directors, agents or employees (individually and collectively, the "Tenant Group"), and Tenant shall save the Landlord Group harmless from any loss, liability, claim and/or expense (including, without limitation, reasonable attorneys' fees and disbursements) arising from or in connection with any injury to the Tenant Group, its contractors, licensees or invitees, any interruption of Tenant's business, or for damage to, or loss (by theft or otherwise) of, any property and/or fixtures of every kind, regardless of the cause thereof, unless the same shall be proximately caused by the negligence of Landlord for which Landlord is legally liable. Notwithstanding the foregoing, (a) Tenant immediately shall notify Landlord of any claim against Landlord, (b) the Landlord Group shall not be liable for any loss, damage or expense whatsoever to the extent of Tenant's insurance coverage therefor and (c) Tenant shall first seek reimbursement for any such loss, damage or expense against its insurance carrier.

      A-13.02 Tenant indemnifies and shall hold harmless the Landlord Group from and against any and all loss, liability, claim and/or expense (including, without limitation, reasonable attorneys' fees and disbursements) in connection with or arising from (a) any default by Tenant under this Lease, (b) Tenant's use or occupancy of the Premises and/or any acts, omissions or the negligence of the Tenant Group in or about the Premises, including, without limitation, sidewalks, if any, adjoining the Premises. Tenant shall pay to Landlord as Rent an amount equal to all such losses, liabilities, claims and expenses within thirty days after Landlord's rendition to Tenant of bills or statements therefor.

      A-13.03 If Tenant's use of the Premises shall be enjoined or prohibited, provided the same shall not have resulted from any act or omission by or on behalf of Tenant or use of the Premises in any manner other than as is permitted under this Lease, Tenant shall have the right to elect to terminate this Lease upon written notice to Landlord setting forth the date of termination, and such right shall be Tenant's sole available remedy against Landlord in connection therewith.

      A-13.04 Notwithstanding anything in this Lease to the contrary, the Landlord Group shall have no personal liability under or with respect to this Lease and the liability of the Landlord Group in connection with this Lease is limited solely to Landlord's equity interest in the Property. Under no circumstances whatsoever shall either party hereto be liable to the other in connection with this Lease for consequential or special damages.

ARTICLE A-14. CORPORATE TENANT AND PARTNERSHIP TENANT

      A-14.01 If Tenant is a corporation, as a condition to the making of this Lease, Tenant shall within twenty days from the date of execution of this Lease deliver to Landlord a duly authorized resolution of the Board of Directors of Tenant, in form reasonably satisfactory to Landlord, ratifying and approving the terms and provisions of this Lease. Tenant represents that the power to vote its entire outstanding capital stock is vested in the officer(s) executing this Lease.

      If there shall occur without Landlord's prior written consent, whether by operation of law or otherwise (including, without limitation, merger, consolidation and dissolution), any (a) transfer of Tenant's interest in this Lease, (b) if Tenant is a corporation, change in the ownership of and/or power to vote a majority of the outstanding capital stock of Tenant or (c) if Tenant is a partnership or other association, any change in the beneficial ownership of and/or power to control a majority in interest of Tenant, then Landlord may terminate this Lease upon thirty days' notice to Tenant.

ARTICLE A-15. RENT CONTROL

      A-15.01 If at the commencement of, or at any time(s) during the term of this Lease, the Rent shall not be fully collectible by reason of any Federal, State, County or local law, proclamation, order or regulation, or direction of a public officer or body pursuant to law, Tenant shall enter into such agreement(s), and take such other lawful steps (without additional expense to Tenant), as Landlord may request to permit Landlord to collect the maximum rents which may from time to time during the continuance of such legal rent restriction be legally permissible (but not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction prior to the expiration of the term of this Lease, (a) the Rent shall become and thereafter be payable hereunder in accordance with the amounts reserved in this Lease for the periods following such termination and (b) Tenant shall pay to Landlord, if legally permissible, an amount equal to (i) the Rent which would have been paid pursuant to this lease but for such legal rent restriction less
(ii) the Rent paid by Tenant to Landlord during the period(s) such legal rent restriction was in effect.

ARTICLE A-16. TENANT DEFAULTS

      A-16.01 Tenant agrees that in the event that Landlord shall commence a Summary Proceeding for non-payment of Rent to be paid by Tenant pursuant to the terms of this Lease, Tenant will not interpose any counterclaim (except, however, for any such counterclaims that, by law, Tenant is compelled to interpose at such time), or set-off of any nature whatsoever. If Tenant shall be evicted from or vacate the Premises or this Lease shall be terminated prior to its expiration as a result of Tenant's failure to perform any obligation hereunder, without limiting Landlord's other remedies under this Lease or at law, (a) if Landlord shall relet the Premises, Tenant shall remain liable for any deficiency in Rent which Landlord does not receive from the succeeding tenant and shall not be entitled to any excess Rent which Landlord may receive from such tenant, except, however, any such excess rent received by Landlord for any period which corresponds with the balance of the term of this Lease occurring after Tenant's eviction or termination of this Lease, shall be applied toward Landlord's costs and expenses provided herein, (b) Tenant shall reimburse Landlord as Rent for the cost of preparing the Premises for Tenant's occupancy, including, without limitation, Landlord's Work, if any, and all carpentry, electrical, HVAC, plumbing and painting work, (c) Tenant shall pay to Landlord, on a pro-rata basis, the amount of any rent concession under this Lease, including, without limitation, the Rent, if any, which Tenant was not required to pay at the commencement of the Term, and (d) Tenant shall pay to Landlord all marketing costs and brokerage fees.

      A-16.02 If Tenant shall default in the performance of any covenant, term or provision of this Lease, Landlord, without thereby waiving such default, may perform the same for the account and at the expense of Tenant, without notice in a case of emergency or if Landlord may be subject to any civil or criminal liability, and in any other case if such default shall continue for ten days after the date Landlord shall have given written notice to Tenant of its intention to do so. Landlord shall furnish Tenant with a bill for any reasonable costs and expenses Landlord may incur in so performing for Tenant's account, and Tenant shall pay as Rent the amount shown on each such bill within thirty days after the same is sent by Landlord to Tenant.

      A-16.03 Landlord's acceptance of a check, draft or any other instrument from Tenant in the payment of Rent is solely a consideration to Tenant. If (a) any check delivered to Landlord in payment of Rent hereunder shall be returned to Landlord for any reason whatsoever, including, without limitation, insufficient or deposited but uncollected funds, or (b) Landlord commences summary proceedings against Tenant for the non-payment of Rent or otherwise institutes any proceedings against Tenant as a result of Tenant's default hereunder, or (c) Tenant pays Rent after the tenth day of any month, Landlord may require Tenant to pay Rent by cash or bank certified check only.

      A-16.04 (a) Notwithstanding any provision(s) in this Lease to the contrary, the parties acknowledge and agree that (i) the Premises are demised under this Lease for a minimum aggregate Rent (subject to such increases and other costs as provided throughout this Lease) of $2,539,122.46 for the entire Term, (ii) the terms of this Lease which provide for the payment of Rent in installments are solely for the convenience of Tenant, and (iii) upon the default in the payment of Rent in installments as aforesaid, then Tenant shall be liable to Landlord for, and the following shall immediately become due and payable without notice or demand: (1) all Rent actually due to Landlord and in arrears at such time, and (2) the aggregate Rent reserved for the entire Term then remaining unpaid discounted to present value to four percent (4%) below the then existing prime rate as reported by The Wall Street Journal.

            (b) Unless otherwise agreed to by the parties hereto, in writing, if Tenant shall default (i) in the timely payment of Rent and such default shall continue or be repeated for three consecutive months or for a total of four months in any period of twelve months, or (ii) in the performance of any particular term, condition or covenant of this Lease more than six times in any period of six months, then, notwithstanding that such defaults shall have each been cured within the applicable grace periods under this Lease, if any, any further similar default shall be deemed to be deliberate and Landlord thereafter may terminate this Lease on ten days written notice to Tenant, without affording Tenant an opportunity to cure such further default.

      A-16.05 Landlord and Tenant hereby acknowledge and agree that Landlord or any other landlord whose property is managed by Spiegel Associates, previously may have entered, or may hereafter enter, into another lease or leases with Tenant (any such lease being referred to as an "Other Lease"). Notwithstanding any provision in this Lease or in any Other Lease, Landlord and Tenant stipulate and agree that any default hereunder shall likewise constitute a default by Tenant under any Other Lease and that a default by Tenant under any Other Lease shall constitute a default hereunder. While there presently may be no Other Lease, Landlord and Tenant agree that it is reasonably foreseeable, and they contemplate, that in the ordinary course of their business they may hereafter enter into an Other Lease and that Landlord would not enter into this Lease (or any Other Lease) but for the agreement set forth in the preceding sentence.

      A-16.06 Landlord may restrain any breach or threatened breach by Tenant of any covenant or obligation of Tenant under this Lease without the necessity of proving the inadequacy of any legal remedy of irreparable harm. The remedies of Landlord under this Lease shall be deemed cumulative and none of such remedies, whether exercised or not, shall be deemed to be to the exclusion of any other.

ARTICLE A-17. EMINENT DOMAIN

      A-17.01 If the whole or substantially all of the Premises shall be acquired or condemned by eminent domain for any public or quasi public use or purpose, or access thereto is materially, adversely affected, or if the parking ratio is reduced below legal requirements; then and in any such event, if Landlord shall not have provided reasonably sufficient alternative access or parking, as the case may be, reasonably acceptable to Tenant, within thirty (30) days of such condemnation, the term of this Lease shall cease and terminate from the date of title vesting in such proceeding and the Tenant shall have no claim against Landlord for the value of any unexpired term of said lease.

      In the event that more than 10%, but less than the whole or substantially the whole of the ground floor area of the Premises shall be so condemned, or access thereto is materially, adversely affected, or if the parking ratio is reduced below legal requirements, the Landlord and the Tenant, if Landlord shall not have provided reasonably sufficient alternative access or parking, as the case may be, reasonably acceptable to Tenant, within thirty days of such condemnation, shall each have the right to cancel and terminate this Lease, upon the giving of written notice to the other party not later than thirty (30) days after the date of vesting of title in the condemning authority, of the said party's election to terminate said Lease. Termination shall be effected as of the time that possession of the part so taken shall be required for public use, Rent shall be apportioned and adjusted as of the time of termination and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

      In the event that not more than 10% of the ground floor area of the Premises shall be taken by condemnation or in the event that the Lease shall not be terminated as aforesaid, then the Term of this Lease shall continue in full force and effect and the Landlord shall repair the remaining part of the Premises, if any part thereof has been taken in such condemnation, and thereafter the Rent shall abate in the proportion which the square foot area of any part of the Premises so taken bears to the entire Premises.

      No part of any award for any such taking by condemnation or eminent domain shall belong to the Tenant and Tenant covenants to execute such instruments of assignment as shall be necessary or reasonably required by Landlord in any condemnation or eminent domain proceedings if so requested and to turn over to Landlord any damages that may be recovered in such proceedings. Any award, however, for damages for trade fixtures installed by Tenant or anyone claiming under Tenant at its own expense and which are not part of the realty shall belong to the Tenant.

      The Landlord shall have the absolute right to settle any claim in condemnation proceedings without interference from Tenant and without any obligation to Tenant, and Landlord shall have the absolute right to make a conveyance of title of the real property being taken by condemnation proceedings to the public or quasi public authority having the power of eminent domain in lieu of the condemnation proceedings and where said conveyance is made in lieu thereof, it shall have the same force and effect herein as if the condemnation proceedings had proceeded to full and final completion.

      A conveyance of title in lieu of such proceedings shall not be made prior to the actual commencement of proceedings or the filing of formal notice of the taking.

ARTICLE A-18. MISCELLANEOUS

      A-18.01 Any reference in the printed portion of this Lease to the City of New York and the Administrative Code of the City of New York shall, where applicable, be deemed to refer to the ordinances, rules and regulations of the county, town and other governmental authorities with jurisdiction over the Premises.

      A-18.02 If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby. Each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

      A-18.03 This agreement shall be governed by and construed in accordance with the laws of the State of New York.

      A-18.04 Any conflict between the printed form and Riders which together constitute this Lease shall be resolved in favor of the provisions of such Riders.

      A-18.05 The submission of this Lease for examination or the negotiation of the transaction described herein or the execution of this Lease by only one of the parties will not in any way constitute an offer to lease on behalf of either Landlord or Tenant, and this Lease shall not be binding on either party until duplicate originals thereof, duly executed on behalf of both parties, have been delivered to each of the parties hereto.

      A-18.06 If Landlord shall make application to any bank, insurance company or other lender for a mortgage loan to be secured in part or in whole by the Building and such third party requires a certified financial statement of Tenant or other reasonable documentation of Tenant's financial condition, Tenant shall furnish the same to Landlord promptly after Landlord's request.

      A-18.07 Unless the Premises shall include the Property in its entirety, Landlord reserves the right to extend or add additional floors to or otherwise alter the Building, and/or create such additional tenancies in the Building, as Landlord may from time to time determine, provided the same shall not physically reduce the Premises.

      A-18.08 Neither this Lease nor any memorandum hereof shall be recorded without Landlord's prior written consent.

      A-18.09 Each provision of this Lease which requires the consent or approval of Landlord shall be deemed to require the same in each instance in which such provision may be applicable. Any consent or approval by Landlord to or of any act or omission by Tenant requiring Landlord's consent or approval shall not be deemed to waive any future requirement for such consent or approval to or of any subsequent similar act or omission. With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant shall in no event be entitled to make, nor shall Tenant make, any claim for, and Tenant hereby waives any claim for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed consent or approval, but Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

      A-18.10 Tenant shall not, without Landlord's prior written consent, use, occupy, have any right to use or occupy, or otherwise have any interest in or to any space in the Building other than the Premises.

      A-18.11 Tenant shall not, without Landlord's prior written consent, install or maintain, or permit any other party to install or maintain, any pinball games, video games or any other mechanical or electronic device (except vending machines for the use of Tenant's employees) of any nature whatsoever, whether for the dispensing of food or other products or the provision of entertainment. Nothing in this Section A-18.11, however, shall prohibit Tenant from using mechanical or electrical equipment in its business.

      A-18.12 Tenant shall not permit any trailer, truck or other vehicle to be parked, stored or otherwise present on or about the portion of the Property as indicated on the site plan annexed hereto, except that Tenant may allow a vehicle to temporarily park on such portion of the property solely for the purposes of loading and unloading. Tenant shall, at its own cost and expense, maintain in good condition and repair any loading platform, truckdock and or truck maneuvering space which is used exclusively by Tenant or to which Tenant has the right of exclusive use.

      A-18.13 No interruption or malfunction of any utility services for any cause whatsoever shall constitute an eviction or disturbance of Tenant's use and possession of the Premises, or a breach by Landlord of any of its obligations hereunder or render Landlord liable for any damages (including, without limitation, consequential and special damages), or entitle Tenant to be relieved from any of its obligations hereunder (including, without limitation, the obligation to pay Rent) or grant Tenant any right of set-off or recoupment. In the event of any such interruption of any such services, Landlord shall use reasonable diligence to restore such service in any circumstances in which such interruption is caused by Landlord's fault.

      A-18.14 If Tenant shall at any time fail to pay the water meter charges after demand therefor by the Landlord, the Landlord shall have the right, at its election to terminate and discontinue all water service to the Building including the right to remove the water meter from the Premises. The Tenant shall bear all costs of removal of the meter and/or discontinuance of service and all costs to restore the meter and resuming service. In the event of Landlord's failure to pay the water meter charges, Tenant, upon at least thirty days' prior written notice to Landlord, may pay such water meter charges directly to the utility company furnishing water to the building and Tenant may deduct such payments from Rent next becoming due.

      A-18.15 Intentionally Omitted

      A-18.16 Intentionally Omitted

      A-18.17 Notwithstanding any other provision of this Lease, Landlord's service of notice by way of express mail or courier service shall be deemed sufficiently rendered so long as it satisfies all other requirements contained in the notice provision of the printed portion of this Lease, and shall be deemed given at the time when the same is mailed or delivered, respectively.

      A-18.18 If the Premises include a basement, Tenant shall use the same only for storage purposes.

      A-18.19 Tenant must give Landlord advance notice of the date and time when tenant plans to move in and out of the building.

      A-18.20 Landlord's acceptance at its option of the check of any third party in payment of rent or of any other money obligation under this lease shall not be deemed an acceptance by Landlord of the maker or any endorser of such check as tenant hereunder or assignee of the Tenant hereunder.

      A-18.21 The headings and captions of articles or paragraphs contained in this Lease and Exhibits and Riders attached hereto are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such articles or paragraphs nor in any way affect this Lease.

      A-18.22 Both parties acknowledge and agree that this Lease has been freely negotiated by both parties, and that, in any dispute over the meaning, interpretation, validity, or enforceability of this Lease or any of its terms or conditions, there shall be no presumption whatsoever against either party by virtue of that party having drafted this Lease or any portion thereof.

      A-18.23 Landlord shall have the right in its sole and absolute discretion to place a For Lease or For Rent sign in or on the Premises or the Building of which the Premises form a part at any time on or after the date that Tenant shall have vacated from the Premises or during the last six (6) months of the Term.

      A-18-24 This Lease cannot be changed, supplemented, or terminated early except by written agreement between the parties hereto or as otherwise provided in Article 17 hereof. There are no oral agreements or understandings between the parties. Neither Landlord nor any representative of Landlord has made any oral representations, warranties or promises to the Tenant, or any representative of Tenant, of any kind, nature or description.

      A-18.25 Provided that Tenant does not occupy the entire Building, Landlord reserves the right at any time to relocate Tenant to another location in the Building. Landlord shall reimburse Tenant for reasonable moving expenses incurred in connection with such relocation. Other than such moving expenses, Landlord shall have no liability whatsoever to Tenant.

Article A-19. Tenant's Representations and Warranties

      A-19.01 As material inducements for Landlord entering into this Lease, Tenant hereby represents and warrants to Landlord that Tenant is a corporation duly organized and validly, existing under the laws of the State of Delaware; the persons executing and delivering this Lease on behalf of Tenant have been lawfully and duly authorized to do so; and when so executed and delivered this Lease represents the valid, binding and legally enforceable obligations of the Tenant.

ARTICLE A-20. LOCKING SYSTEM

      A-20.01 Tenant, at its sole cost and expense, may change the Key Locking System currently installed at the demised premises, however, Tenant shall return all currently existing locks, cores and hardware to Landlord.

ARTICLE A-21.

      A-21.01 Tenant shall reimburse Landlord within thirty days of receipt of a bill from Landlord for all testing and certifications for any mechanical and electrical devices contained within the Demised Premises and/or the Building including but not limited to an RPZ (Back Flow Preventer).

ARTICLE A-22.

      A-22.01 Landlord's counsel and/or managing agent may give notice on behalf of Landlord.

ARTICLE A-23.

      A-23.01 INTENTIONALLY OMITTED

ARTICLE A-24. TENANT CANCELLATION OPTION

      A-24.01 Tenant shall have the right and option to terminate the term of this Lease effective the last day of the last month of the FIFTH LEASE YEAR ("Effective Date") subject to the terms and conditions described below, provided that the Tenant shall serve a written notice to such effect upon Landlord on or before the last day of the third month of the FIFTH LEASE YEAR. If Tenant shall exercise such right and option, this Lease and the term hereof shall expire and terminate on the Effective Date with the same effect as if that were the date originally set forth herein for the expiration of the term hereof, and Tenant shall vacate and surrender the demised premises to Landlord, in the manner and condition required by this Lease, on or before such date as if such date were the date originally set forth herein for the expiration of the term hereof.

      A-24.02 The above described right of termination shall be effective and binding on Landlord if and only if:

            (a) such notice is sent by Tenant to Landlord by certified mail, return receipt requested or by a nationally recognized overnight courier, next business day service, on or before the last day of the third month of the FIFTH LEASE YEAR the time and manner of such notice being of the essence.

            (b) such notice is sent by the Tenant named herein, such right being personal to such Tenant and not transferable to any assignee or subtenant.

            (c) Tenant shall not be in default under any of the terms, covenants, conditions, and provisions of this Lease at the time of such notice or on the Effective Date.

            (d) Together with such notice by cashier's check or certified check of Tenant payable to Landlord, Tenant shall pay to Landlord an amount ("Release Rent") equal to the sum of the following:

                  (i) $239,060.67; plus

                  (ii) 75% of all additional rent due under Article 30 of the Printed Form, Article A-2.02, A-4.02 and C-5.02 and like provisions of the Lease, during the FIFTH LEASE YEAR of the term of this Lease.

ARTICLE A-25. LANDLORD CONTRIBUTION TO TENANT WORK

      A-25.01 (a) Provided Tenant is not in default under this Lease, beyond notice and cure periods, Landlord shall contribute an amount equal to the product of the actual interior square footage of the current office area of the Premises multiplied by $10.00 but not to exceed $26,680.00 (the "Tenant Fund") toward the cost of the alterations and improvements to be performed by Tenant in the office area of the Premises prior to its conduct of business therein

("Initial Alterations") which shall be performed by Tenant, subject to all of the terms of the Lease governing Alterations.

            (b) Landlord shall disburse the Tenant Fund to Tenant to pay the cost of the Initial Alterations after completion of the Initial Alterations in the manner set forth in Section A-25.01(f) below, subject to the following: (i) receipt of a request for disbursement from Tenant signed by the Chief Financial Officer or President of Tenant; (ii) intentionally omitted; (iii) intentionally omitted; (iv) receipt of general releases and waivers of lien from all contractors, subcontractors and materialmen involved in the performance of the Initial Alterations and the materials furnished in connection therewith;(v) a certificate from Tenant's independent architect certifying that the Initial Alterations have been completed substantially in accordance with the plans and specifications therefor approved by Landlord and all contractors, subcontractors and materialmen have been paid for the Initial Alterations and materials furnished through such date; and (vi) receipt by Landlord of the plans or certificates complying with the requirements of Article A-6.01 (f) and subparagraph (e) below.

            (c) It is expressly understood and agreed that Tenant shall complete, at its sole cost and expense, the Initial Alterations, whether or not the Tenant Fund is sufficient to fund such completion. Any costs to complete the Initial Alterations in excess of the Tenant Fund shall be the sole responsibility and obligation of Tenant.

            (d) Intentionally Omitted.

            (e) In connection with all work to be performed in and for the Premises, Tenant shall file all drawings, plans and specifications, pay all fees and obtain all permits and applications from the Building Department, the Department of Labor and any other authorities having jurisdiction; and Tenant shall obtain a Certificate of Occupancy and all other approvals required for Tenant to use and occupy the Premises and to open for business to the public. If Tenant shall delay in obtaining a Certificate of Occupancy for the Premises, Landlord, at Tenant's cost and expense, may attempt to obtain such Certificate of Occupancy and Tenant shall cooperate with Landlord (including the signing of any necessary forms or applications) in connection with such efforts. Tenant shall reimburse Landlord, as additional rent, for any costs incurred in obtaining such Certificate of Occupancy.

            (f) The Tenant Fund shall be disbursed by applying same to the Minimum Rent due under the Lease, commencing with the installment due for the second month of the First Lease Year until such Tenant Fund is exhausted.

                                     RIDER B

                                 RENT ESCALATION

      B-1.01 The Fixed Minimum Rent of One Hundred Fifty-Two Thousand Three Hundred Ninety-Seven and 00/100 Dollars ($152,397.00) per annum set forth in this lease is based on the approximate Rentable Square Footage of 24,190 square feet. This number is subject to adjustment if the Rentable Square Footage shall be increased. The Fixed Minimum Rent of $152,397.00 which is subject to adjustment, shall be increased each and every Lease year in accordance with the following schedule:

                                                   Recomputed Fixed
        Lease Year                                   Minimum Rent
        ----------                                 ----------------
             2                                       $158,492.88
             3                                       $164,832.59
             4                                       $171,425.89
             5                                       $178,282.92
             6                                       $185,414.23
             7                                       $192,830.79
             8                                       $200,544.02
             9                                       $208,565.78
            10                                       $216,908.41

                                     RIDER C

                       PROVISIONS OF SPECIFIC APPLICATION

                               NON-OFFICE PREMISES

ARTICLE C-1. REPAIRS; MAINTENANCE-SINGLE TENANT

      C-1.01 Tenant, at its sole cost and expense, shall keep and maintain the entire interior and exterior of the Premises, including, without limitation, all buildings and structures now or hereafter erected on the Premises, all walkways and parking areas on the Premises and all fixtures, machinery, plumbing lines, electrical wires (underground and above ground), systems (including, without limitation, heating and ventilating and air conditioning and sprinkler, if any) and other personal property of every nature now or hereafter attached to or used in connection with the operation of the Building. Tenant, without limiting the generality of the foregoing, shall make all structural and non-structural installations, modifications, alterations, repairs, and replacements to the foregoing as may be necessary to keep the same in good order and condition and shall perform all preventive maintenance (including, without limitation, maintaining the roof and roof drains free of snow, ice, leaves and other debris) and Tenant shall comply with all laws and requirements of utilities. Such repairs and replacements shall be done in a good and workmanlike manner with materials at least equal in quality (but no used materials) to the original construction materials and, in the case of structural repairs, subject to Landlord's prior written approval of the materials, methods and contractors to be used or engaged. Notwithstanding anything to the contrary contained herein, Landlord may at Landlord's sole and exclusive option perform at Tenant's cost and expense all repairs or replacements to the bearing walls, foundation, structural steel, roof, roof deck and parking areas. Access to the Premises by Landlord, its agents, employees and contractors shall be in accordance with the terms of Article 13 of the Lease, as amended by Footnote 5 thereto.

            Tenant shall not commit or suffer waste or injury to the Premises. All janitorial work in and about the Premises shall be done by Tenant at its own cost and expense. Tenant shall keep the grass, if any, trimmed, maintain the grounds in a neat and presentable condition, free of trash, weeds and loose debris, and keep the sidewalks, entranceways, driveways and parking areas unobstructed, clean and free of rubbish, ice and snow. Tenant shall place all of its refuse and rubbish in a dumpster which Tenant shall obtain and maintain at the Premises. No trash or other debris shall be permitted to remain on or about the Property, including, without limitation, the ground surrounding the dumpster. If, in Landlord's opinion, the dumpster maintained by Tenant is insufficient for Tenant's use, Tenant shall at its own cost and expense obtain either a larger or, if space permits, an additional dumpster.

      C-1.02 If Tenant shall fail to perform any repairs or maintenance work as required under this Lease or necessitated by any breach by Tenant of its covenants hereunder within fifteen (15) days of Landlord's notice thereof to Tenant or immediately in the case of an emergency, or, if such work be of such nature that it cannot with due diligence be completed within fifteen (15) days and Tenant shall not have commenced making such repair within such fifteen (15) day period and thereafter prosecuted the same in good faith with due diligence to completion within a reasonable period of time, Landlord, without any further notice to Tenant, may perform such work. In such event, Tenant shall pay as Rent the cost of such work, plus fifteen percent for overhead and supervision, on demand from Landlord. Receipted bills from contractors, materialmen and/or laborers shall be conclusive proof of the cost thereof.

      C-1.03 Except as otherwise specifically provided in this Lease, neither the rights or privileges reserved hereunder by Landlord, nor the exercise thereof by Landlord, nor any reference herein to repairs by Landlord, shall impose any maintenance or repair liability or obligation upon Landlord. Nor shall Landlord's performance of any such maintenance or repair work as provided under Section C-1.02 above be deemed an assumption by Landlord of control over the Premises or any portion thereof.

      C-1.04 Tenant shall not cause or permit any person to enter upon the roof of the Building except for the purpose of performing maintenance and/or repair work on the roof. If any such maintenance or repair work requires a penetration through the roof, Landlord, at its option and at Tenant's sole expense, may make such penetration. Tenant shall not allow any grease or other foreign substance of any nature to be deposited within the plumbing system or HVAC system servicing the Premises or elsewhere in or about the Premises. Nor shall Tenant cause or permit any materials or substances of any nature whatsoever to be poured or otherwise deposited in the storm drain(s) situated about the Property.

      C-1.05 Tenant, at its own expense, shall obtain and maintain a supervisory service for the Building's sprinkler system, if any, and shall make all necessary repairs to such system.

      C-1.06 During the Term, Tenant shall, at its sole cost and expense, maintain service agreements for the maintenance of all heating and air conditioning equipment in or on the roof of the Premises or Tenant at its option shall, at its sole cost and expense, maintain (without service agreements) all heating and air conditioning equipment in or on the roof of the Premises and deliver said equipment to Landlord in working condition at the end of the Lease term. Within thirty (30) days of the commencement of and during the Term, Tenant shall furnish Landlord with copies of all such agreements.

      C-1.07 Tenant shall at its own expense, comply with all applicable laws, ordinances and requirements for the sorting or separation of Tenant's garbage.

      C-1.08 Tenant shall at its own expense, comply with all applicable laws, ordinances and requirements for the sorting or separation of Tenant's garbage.

ARTICLE C-2. UTILITIES

      C-2.01 Tenant shall within five (5) days of the date of execution of this Lease make application to LIPA and pay, as and when the same shall become due and payable, all charges for gas, electricity, heat, steam, hot water and other utilities supplied to the Premises. Landlord if necessary will request LIPA to take a final reading and disconnect the service to Landlord so that Tenant will be billed directly. Tenant shall pay all of the foregoing directly to the utility companies furnishing the different services, provided that if at Landlord's election any of said rents, rates or charges are billed directly to Landlord, Tenant shall pay each such amount to Landlord as Rent on demand. If the Premises do not constitute the entire Building and any such direct bills to Landlord pertain to utilities also furnished to other premises in the Building, then the amount due Landlord from Tenant for each such utility shall equal (a) Tenant's Proportionate Share of the total amount of each such bill which pertains to a utility furnished to all tenants in the Building or (b) Tenant's pro-rata share (based on the proportion of the Rentable Square Footage of the Premises to the total rentable square footage of all premises to which such utility is furnished) of the total amount of each such bill which pertains to a utility furnished to less than all tenants in the Building.

      C-2.02 (a) If Tenant does not presently have a separate water meter, Tenant shall not apply for a separate water meter without Landlord's prior written consent. Tenant shall pay Landlord as Rent the Monthly Water Charge on a quarterly basis within thirty days of Tenant's receipt of Landlord's water bill.

            (b) In lieu of Landlord requiring Tenant to pay for water charges in the manner hereinabove set forth in Section C-2.02(a), Landlord may elect to require Tenant to pay Landlord for water charges within ten days after Landlord shall deliver to Tenant a demand thereof. Each such notice shall be accompanied by a copy of the appropriate water bill.

            (c) Landlord's failure to deliver to Tenant a statement showing Tenant's liability for additional water charges for any year during the Term under this Section C-2.02(a) shall neither prejudice nor waive Landlord's right to deliver any such statement for any subsequent year or include in said statement an amount of Rent due from Tenant for any water charges due during a previous year in which Landlord did not provide Tenant with any such statement. Tenant's obligation to pay Rent under Section C-2.02 with respect to the last year of the Term shall survive the expiration of the Term.

      C-2.03 Tenant, at its sole cost and expense, shall maintain all applicable utility company service lines and meters located in or on the exterior of the Premises.

ARTICLE C-3. PARKING FACILITIES

      C-3.01 Unless the Premises shall constitute the entire Building, Tenant shall cause all of its principals, officers and employees to park Tenant's and their vehicles (collectively, the "Company Vehicles") solely in areas of the parking field, if any, designated by Landlord for such purpose. Each and every violation of this clause shall be deemed a breach of a substantial obligation of Tenant, and, without limiting Landlord's other remedies therefor, Tenant shall pay per diem as Rent the Daily Late Charge for each motor vehicle parked in violation of this provision.

      C-3.02 Unless Landlord shall at any time designate otherwise, the parking area(s) behind the rear of the Building shall be the area designated for the parking of Company Vehicles. Tenant shall, upon Landlord's request, furnish Landlord with the automobile registrations (year, make and license plate) of all principals, employees and agents of Tenant who either are employed at or frequently visit the Premises.

      C-3.03 Unless the Premises shall constitute the entire Building, Landlord shall have the right to place self-adhering stickers on or have towed away any Company Vehicles which are parked in areas other than those designated therefor by Landlord or which otherwise are not in compliance with any rules and regulations of Landlord with respect to the parking facilities. In the event of repeated occurrences of the above, Landlord may terminate this Lease in the manner herein elsewhere provided. Landlord shall have no liability whatsoever for towing or stickering Company Vehicles as aforesaid, and Landlord shall use reasonable efforts to notify Tenant of the first occurrence (only) of the same before taking any such action.

ARTICLE C-4. SIGNAGE

      C-4.01 Tenant shall not cause or permit the placement or other installation of any signs on or about the Property which are visible from outside the Premises without Landlord's prior written approval, which approval shall not be unreasonably withheld, and, after the installation of any such approved sign, Tenant shall not cause or permit the same to be changed or altered in any respect without Landlord's prior written approval which shall not be unreasonably withheld. Any signs which Landlord may approve shall in all events comply with all applicable rules and regulations of county, town and other governmental authorities, be of a dignified character and satisfy such other standards as Landlord may require. The term "sign" shall be deemed to include, without limitation, any form of placard, light or other advertising symbol or object whatsoever, whether of a permanent or temporary nature.

      C-4.02 Tenant shall not cause or permit the placement or other installation of any awning, security gates or bars of any nature in, on or above any window, door or other opening to the Premises without Landlord's prior written consent which shall not be unreasonably withheld.

      C-4.03 If the Premises shall not constitute the entire Building and the Premises shall be situated in whole or in part on the ground floor, Tenant shall place a sign on the back door, if any, of the Premises, indicating Tenant's name and the address of the Premises.

      C-4.04 Unless the Premises shall constitute the entire Building, Landlord reserves the right to place a sign or signs on the exterior walls of the Premises and Building, indicating the name and/or business of other tenants in the Building.

ARTICLE C-5. LIABILITY FOR HAZARDOUS WASTES

      C-5.01 Tenant shall not cause or allow to be caused on or about the Premises any Hazardous Environmental Condition and Tenant shall not store, manufacture, dispose of, process, keep, or maintain at the Premises any substance, or material whatsoever which has the potential of being deemed a hazardous substance or material by any governmental jurisdiction or authority including, without limitation, the governmental jurisdictions or authorities described below in the definition of term Hazardous Environmental Condition. Tenant shall indemnify and hold harmless Landlord, its officers, directors, principals, successors and assigns and the Property from and against any and all claims of third parties (including Tenant's agents, employees and contractors), obligations, liabilities, violations, penalties, fines, governmental orders, suits, causes of action, judgments, damages (civil, criminal or both) and all other costs and expenses of any nature whatsoever including without limitation reasonable consultants' fees and attorney's fees, which may result from any Hazardous Environmental Condition caused in connection with Tenant's use or occupancy of the Premises. The term "Hazardous Environmental Condition" shall mean any condition in, on or under the Premises arising from or in connection with any source or cause whatsoever, including, without limitation, the spilling, leaking, leaching, migration, discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, petroleum or petroleum products, waste materials or other irritants, contaminants, pollutants or other substances of any nature into or upon land, the atmosphere, or any water course or body of water, or ground water whether sudden and accidental or over a course of time, which either (a) has caused or has the potential of causing bodily injury or property damage to any person or thing or (b) is or may hereafter be designated as a "hazardous waste", "hazardous substance", "regulated waste" or "regulated substance" or any other term of similar import by any governmental jurisdiction with authority, including, without limitation, the United States Environmental Protection Agency, the New York Department of Environmental Conservation and/or the Nassau County Department of Health, which requires or may hereafter require the development and implementation of a remedial program, and/or result in the imposition of fines and/or penalties, and/or impose on the Owner of the Premises any obligation whatsoever. The foregoing indemnification shall survive the termination of this Lease, and without limiting the generality of the foregoing, Tenant and Tenant's principals shall indemnify and hold harmless Landlord from and against (i) any and all liens for remedial expenses in favor of any federal, state and/or local governmental authority or municipality and (ii) any and all legal fees and disbursements in connection with defending any suits or proceedings pertaining to a Hazardous Environmental Condition including suits to enforce this Article.

      C-5.02 Landlord and its contractors, employees and agents shall have the right to enter the Demised Premises on regular business days, during regular business hours, upon at least five business days' prior written notice to Tenant, to conduct tests at Tenant's expense and to inspect the Demised Premises, and Tenant must have a representative accompany Landlord's contractors, employees or agents during any such testing or inspection. The purpose of any such tests or inspections shall be to determine the condition, specifically the environmental condition, of the Premises and to insure Tenant's compliance with Article C-5.01. Access to the Premises by Landlord, its agents, employees and contractors shall be in accordance with the terms of Article 13 of the Lease, as amended by Footnote 5 thereto.

ARTICLE C-6. MISCELLANEOUS

      C-6.01 The Rentable Square Footage of the Premises has been computed by measuring at floor level from the outside exterior walls (or, in the case of any overhang(s) extending from any such wall(s), from the outside of each such overhang at the furthest point from said exterior wall) and, if the Premises do not constitute the entire Building, the midpoint of demising walls, and the outside (common area side) of demising walls between the Premises and common corridors and areas, if any.

ARTICLE C-7. GREASE TRAPS, ETC.

      C-7.01 The Tenant shall install an ansel system or similar automatic system in its ducts and shall also install proper filters in its duct system and shall maintain an adequate maintenance program for the cleaning and replacement of filters and ducts including a service and maintenance contract for the ansel system, hoods, ducts and filters. The system installed must meet Fire Underwriters and fire rating organization approval, and proof of the installation and of the maintenance and service contracts shall be submitted to the Landlord upon demand. Tenant shall not be required to install such a system unless required by government agency. In addition, the Tenant shall maintain its premises clean and free of vermin of any kind and nature and maintain an adequate extermination program and submit proof thereof to the Landlord on demand.

                                     RIDER D

                              INTENTIONALLY OMITTED

                                     RIDER E

                           ENDO PHARMACEUTICALS, INC.
                  177 CANTIAGUE ROCK ROAD, HICKSVILLE, NEW YORK

LANDLORD'S WORK CRITERIA

      Tenant acknowledges and agrees to accept the existing Demised Premises in its "as is" condition in all respects as of the date hereof, except for "Landlord's Work." Landlord's Work shall mean and be strictly limited to the construction as indicated on the plans attached to this Lease and made a part thereof (Exhibit A) and as described below. Landlord's Work does not imply any ongoing responsibility for repairs and maintenance, such conditions and terms being set forth in the body of this Lease. In the event of a discrepancy between the plan and this work letter, the work letter shall take precedence.

A.    Utility service to Demised Premises:

      1.    Electric          New individually metered 3000 Amp, 208/120-volt
                              and 3-Phase Service subject to receipt of Tenant's load letter and approval by the local utility company.

      2.    Gas               Existing individually metered and sized to satisfy
                              requirements for heating.

      3.    Water             Municipal supply master metered to building.
                              Tenant to pay pursuant to terms and conditions of Lease.

      4.    Sanitary          4-inch sanitary sewer pipe.

      5.    Trash Removal     Tenant to pay to maintain and service carting.

      6.    Utility Service   Tenant to apply to utility company for electric
                              and gas service immediately upon receipt of Delivery of Possession from Landlord. Landlord will discontinue such service (in Landlord's name)
                              3 business days following Delivery of Possession.

B. Furnish and install (F/I) a new facade finish including new windows and entrance on the east lower elevation of the building substantially as indicated on plans attached to this Lease (Exhibit "A"). New facade finish to return at least 3 feet on the North & South building elevations. Remaining exterior masonry walls to be repaired and repointed as necessary and to receive a new paint finish in conformance with the design of the east facade.

C. Existing paving to remain and to be repaired and patched as necessary. F/I seal coat finish and stripe parking areas as required.

D. F/I individual electric service comprising 3000 amps, 208/110v, 3-phase service including meter pan and main disconnect switch. Existing 1200 amp electric service is to be demolished and removed. Existing distribution panels to remain and be abandoned.

E. Any roof penetrations required by Tenant shall be performed by Landlord's roofing contractor (F&F Roofing or other company as Landlord, in its sole and absolute discretion, may designate).

F. Landlord's Work shall be deemed substantially completed notwithstanding the fact that (i) minor or insubstantial details of construction, mechanical adjustment or decoration remain to be performed or (ii) portions of Landlord's

      Work have not been completed because under good construction scheduling, such work should be done after still incomplete finishing or other work to be done by Tenant is completed.

G. Any additional work that Tenant authorizes the Landlord to perform will be at the sole cost and expense of the Tenant. Tenant will execute a Work Authorization Form prepared by Landlord and issue a check for the full amount of the cost of such work prior to Landlord performing any such additional work. Tenant shall submit its requirements for such additional improvements to Landlord and Landlord shall submit a written proposal to Tenant to perform the work as outlined.

TENANT'S WORK CRITERIA

1. Tenant shall, within 90 days of the Effective Date, provide Landlord with Tenant's "Working Drawings", which shall be deemed to mean all plans and specifications of the Demised Premises necessary for Tenant to file for and obtain a building permit for the Building. Plans shall include, but not necessarily be limited to, site improvements (landscaping, fencing, lighting, etc.), interior partitions, acoustical ceilings, floor and wall finishes, bathrooms, lighting, power, HVAC,
      plumbing, fire sprinklers, fire and smoke alarm system, etc.   All
      architectural and engineering working drawings and specifications shall be prepared, signed and sealed by New York State registered architects and engineers, as the case may be, engaged by Tenant at it's sole cost and expense. Tenant's Working Drawings shall include, but not limited to:

      (a)   Floor Plan Scale -1/4" = 1'0"

      (b)   Reflected Ceiling Plan Scale -1/4" = 1'0"

      (c) Interior Elevations and Sections and Details Sufficient for Construction.

      (d)   Interior Finish Schedule

      (e)   Sign and Sign construction with Details with Proposed Colors.

      (f)   Color chips and samples of all materials and finishes.

      (g) Complete plans and specifications covering the electrical distribution system, lighting and power systems, heating, ventilation and air-conditioning systems, and plumbing systems, as described in this Rider. Drawings must indicate connected electrical loads. Tenant's design shall be in conformity with the current available utilities, in terms of the capacity, location and otherwise as modified by Landlord in accordance herewith.

      (h)   Construction specifications

      Tenant's Working Drawings shall in all respects comply with all legal requirements and substantially conform to the existing Building Plans. To expedite Landlord's review, Tenant's Working Drawings shall include sufficient details, tabulations and calculations of Tenant's utility load(s) and structural load(s) where necessary and as reasonably required by Landlord.

2. Landlord shall notify Tenant of Landlord's comments and/or approval of Tenant's Working Drawings, as submitted by Tenant within fifteen (15) days of Landlord's receipt thereof. Within 10 days thereafter, Tenant shall revise or correct said Working Drawings and shall submit such revisions or correction to landlord. The approval procedure, as hereinbefore described, will continue to be in effect until such time as Tenant's Working Drawings are approved. Landlord's approval will be evidenced by endorsement to that effect by Landlord's Managing Agents Director of Property Operations on one set of the Working Drawings and the return of such signed set to Tenant.

      Within five (5) days after Landlord shall have approved Tenant's Working Drawings as aforesaid, Tenant shall submit to Landlord three sets of prints of such Working Drawings and shall make all necessary filings to obtain a building permit ("Building Permit") from the Town of North Hempstead. Tenant shall obtain the Building Permit within fifty (50) days after the date of Landlord's approval of Tenant's Working Drawings, subject to extension only for, and only up to the number of days of, any delay in the processing and approval of Tenant's Working Drawings by the Town of North Hempstead which in no way result from the acts or omissions of Tenant.

      Tenant shall be responsible for obtaining all other government approvals for Tenant's Work, and shall submit copies of all such approvals to Landlord promptly after Tenant's receipt of same. Tenant, at its sole cost and expense, shall be responsible throughout the Term for any revisions to its design, plans, drawings, or specifications occasioned by a change in Legal Requirements. Tenant shall perform a final as-built plan at Tenant's sole cost and expense.

3. Any approval or consent by Landlord shall in no way obligate Landlord in any manner whatsoever with respect to the finished product designed and/or constructed by Tenant. Any deficiency in design or construction, although same had prior approval of Landlord, shall be solely the responsibility of Tenant. All materials and equipment furnished by Tenant shall be new and all work shall be done in a first class workmanlike manner.

4. Tenant may utilize existing sprinklers and reconfigure design as necessary to suit new office, laboratory, bathroom and warehouse arrangement. Sprinkler design is based upon ordinary hazard storage. Any requirements by government or insurance authorities to require additional sprinklers, due to the nature use and storage of Tenant's materials, shall be installed by Tenant at the sole cost and expense of Tenant.

A. Time for Commencement and Completion of Tenant's Work. Tenant will commence construction of Tenant's Work within ten (10) days after issuance of the Building Permit by the Town of Oyster Bay. Tenant will perform and complete Tenant's Work in accordance with all applicable laws, orders, regulations and requirements of all governmental authorities, landlord's insurance carriers and the Board of Fire Underwriters having jurisdiction and Landlord's Mortgagee.

      Prior to the commencement of Tenant's Work, Tenant shall submit to Landlord for Landlord's approval, a construction schedule (which Tenant shall update from time to time as may be necessary), and a list of contractors who perform Tenant's Work. Tenant shall not commence any work until all of the following have occurred: (i) Landlord's approval of Working Drawings, (ii) Tenant's making of all necessary filings, paying all fees and obtaining all necessary permits with respect to Tenant's Work, and (iii) submission to Landlord of all insurance certificates in compliance with Section A-5.04 of the Lease. Tenant's Work shall be performed in accordance with the approved Working Drawings and this Rider
      E. Except for Landlord's Work, Tenant shall perform all work necessary in order to prepare the Demised Premises for opening for business, all such work and activities to be done at Tenant's sole risk and cost and in accordance with all Legal Requirements, including the Occupational Safety and Health Act. Tenant agrees that with respect to such activities and work during such period, it will (a) not damage, delay or interfere with the prosecution or completion of any work being performed by Landlord; and
      (b) comply with all reasonable requirements of Landlord from time to time for coordination of such work and activities with any work being performed by Landlord, as well as any other construction and operation of the Building. Tenant shall use only areas within the Demised Premises for deliveries and construction staging, management and operations. If Tenant fails or refuses to comply with any of the foregoing obligations, Landlord without any liability to Landlord, may require Tenant to cease the performance of such work and activities until Tenant agrees to comply with the foregoing obligations.

B. Coordination of Work. Tenant's Work shall be coordinated, and shall not interfere or delay, with Landlord's Work and the operation of the Building.

C.    (Intentionally Omitted)

D. Temporary Utilities. Landlord shall be responsible for all temporary utilities required in connection with its construction. Tenant shall assume such responsibility, without recourse, upon Landlord's Delivery of Possession of the Demised Premises to Tenant.

E. Compliance with Codes, Laws and Ordinances. All Landlord's Work and Tenant's Work shall be performed in compliance with all applicable government codes, laws, ordinances, orders and regulations and shall comply with applicable standards including but not limited to the National Board of Fire underwriters, the National Electrical Codes, The Occupational Safety and Health Administration, The American Society of Heating, Refrigeration and Air Conditioning Engineers, Factory Mutual Insurance, and the requirements of the insurance companies which provide insurance coverage relating to the property, any other agencies having jurisdiction and with the overall design and construction standards of the building. All Tenants' Work shall be subject to Landlord's prior written approval.

F. Certificate of Occupancy. Tenant shall obtain a Certificate of Occupancy for the Demised Premises promptly after its completion of Tenant's Work. If Tenant shall open the Demised Premises for business without first obtaining a Certificate of Occupancy for the Demised Premises, then (unless Tenant's failure is due to Landlord's fault) Tenant shall be deemed to be in default of this Lease and upon thirty (30) days' written notice to Tenant, Landlord, at Tenant's cost and expense, may attempt to obtain such Certificate of Occupancy and Tenant shall cooperate with Landlord (including the signing of any necessary forms or application) in connection with such efforts. Tenant shall reimburse Landlord, as additional rent within thirty days after being billed therefore, for all reasonable costs incurred by Landlord in obtaining such Certificate of Occupancy and shall indemnify and hold harmless Landlord for any and all costs and expenses incurred by Landlord as a result thereof, including, with limitation, reasonable attorney's fees.

G. Insurance Requirements. Tenant or its contractors shall be required to provide and maintain, at their sole cost and expense and in addition to the insurance required of Tenant pursuant to Article A-5 of this Lease, the following types of insurance at all times during the period from the date immediately preceding the date of commencement of Tenant's Work through the date Tenant opens the Demised Premises for business.

      (1) Builder's Risk Insurance: Tenant or its contractors shall maintain casualty insurance in Builder's Risk Form naming Landlord and Landlord's mortgagee as loss payee as their interests may appear, against loss or damage by fire, vandalism, and malicious mischief and other such risks as are customarily covered by the so-called "broad form extended coverage endorsement" upon all Tenant's Work in place and all materials (whether stored at the site of offsite) of Tenant's Work and all materials, equipment, supplies and temporary structures of all kinds incident to Tenant's Work and builder's machinery, tools and equipment, all while forming a part of, or contained in, such improvements or temporary structures while on or off the Demised Premises, or when adjacent thereto, while on malls, drives, sidewalks, streets or alleys, all on a completed value basis for the full insurable value at all times. Said Builder's Risk Insurance shall contain an express waiver of any right of subrogation by the insurer against Landlord, it's agents, employees, consultants and mortgagee.

      (2) Worker's Compensation and Disability Benefits Insurance. Tenant's contractors and subcontractors shall maintain in effect statutory Worker's Compensation and Disability Benefits Insurance as required by the State.

      (3) Liability Insurance. Tenant or its contractors shall secure and maintain in effect a policy of Commercial General Liability Insurance, on an occurrence basis, in the amount set forth in Article A-5 of this Lease, including Broad Form Property Damage, complete operations liability, Water Damage, and Sprinkler Leakage Liability. Said Liability policy shall be on a Commercial General and Automobile Liability form and include, but not be limited to, coverage for all operations of Tenant's contractors and subcontractors, including automobile coverage (for both owned and non-owned vehicles), and completed operations liability. All property insurance certificates shall name Landlord and Landlord's mortgagee as additional insureds.

      (4) Cancellation: The policies of insurance referred to in this Paragraph G shall not be cancelled or modified without Tenant or its contractor giving Landlord thirty (30) days prior written notice.

      (5) Certificates: Prior to the commencement of Tenant's Work, Tenant and Tenant's contractors shall provide Landlord with a copy of a Certificate of Insurance showing coverage and endorsements as required under this Paragraph.

      (6) Ratings: Any insurance which Tenant is obligated to carry pursuant to this Lease or Exhibit shall be issued by a company licensed to write insurance in New York State and having a current General Policyholder's Service Rating of not less than A-/X as rated in the most current Best's Insurance Report (or by insurance companies otherwise acceptable to Landlord).

H. Indemnity. It is agreed that Tenant assumes the responsibility and liability for any and all injuries or death of any or all persons, including Tenant's consultants, contractors and subcontractors, and their respective employees and for any and all damages to property caused by, or resulting from or arising out of any act of or omission on the part of Tenant, Tenant's consultants, contractors or subcontractors or their respective employees, in the prosecution of Tenant's Work. Tenant shall indemnify and save free and harmless Landlord, it's principals and mortgagee, from and against all losses and/or expenses, including reasonable legal fees and expenses, which they may suffer or pay as the result of claims or lawsuits due to, because of, or arising out of any and all such injuries or death and/or damage, whether real or alleged and Tenant and Tenant's consultants, contractors and/or subcontractors or their respective insurance companies shall assume and defend at their own expense all such claims or lawsuits. Tenant agrees to insure this assumed liability under it's policy of Commercial General Liability Insurance and the Certificate of Insurance or copy of the policy that Tenant will present to Landlord shall so indicate such contractual coverage.

I. Utilities. In connection with utility service to the Demised Premises, all applications, deposits, and installation charges and arrangement for the same (except to the extent such specifically is required in connection with Landlord's Work) shall be the sole responsibility of Tenant.

J. As-built Reproducibles. Promptly after completion of Tenant's Work, Tenant shall deliver to Landlord one set of mylar reproducibles or on an Autocad 2000 (or compatible equal) disc reflecting as-built conditions.

K. The headings or captions of paragraphs contained in this Rider and in the Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such articles or paragraphs nor in any way effect the Lease or this Rider.

L. In the event of any dispute between the parties regarding anything arising under this Rider E, either party may submit such dispute to binding arbitration in accordance with the rules for expedited procedures to the American Arbitration Association in Nassau County, New York. The unsuccessful party as determined in such arbitration proceeding shall pay the entire cost and expense of such arbitration within thirty (30) days after the date of such determination, and each party shall separately pay for its own attorney's and witness' fees and expenses.

                                   EXHIBIT E-1

                                  SIGN CRITERIA

A.    FASCIA IDENTIFICATION SIGN

      Tenant shall install, subject to the terms and conditions set forth below, a fascia identification sign. The sign shall be individual, internally lighted channel letters. Tenant's sign contractors shall be approved by Landlord, which approval shall not be unreasonably withheld. The following terms and conditions shall apply:

      1. The signage shall conform to the requirements of the relevant government agencies.

      2. The design of Tenant's sign (including, without limitation, letter style, logo, etc.) shall be subject to Landlord's approval (which shall not be unreasonably withheld) prior to installation. Any approval by landlord of the design of Tenant's sign shall be in writing and signed by the Director of Property Operations or the President of Spiegel Associates.

      3. Tenant shall, at its sole cost and expense, obtain a sign permit from the Town of Oyster Bay. Tenant shall furnish Landlord with a copy of such permit prior to installation of its sign as well as a Certificate of Completion indicating the approval of the sign installation by the relevant government agency.

      4. Tenant shall be responsible for, and shall indemnify and hold harmless Landlord against, any claims and liabilities, and any and all costs and expenses (including attorneys' fees and expenses) resulting from or in connection with the installation of Tenant's sign, including but not limited to any damage to the continuous sign box, building facade or any other portion of the Demised Premises or the Shopping Center. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.